Exhibit 10.12

EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT made as of the 1st day of December, 2007, by and between
CONTINENTAL FUELS, INC., a Nevada corporation, with principal offices in San Antonio, Texas (the "Company")
and Tim Brink, a resident of the State of Texas ("Executive").

       1. Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

       2. Term. The term of Executive’s employment under this Agreement (the "Term") shall commence on the date of execution hereof as set forth above (the "Effective Date"), and, subject to the terms hereof, shall terminate on the third anniversary of the Effective Date (the "Termination Date"); provided that, the term of this Agreement will automatically renew for successive one-year periods thereafter (in which case the Termination Date shall be extended accordingly), unless, at least thirty days prior to the applicable Termination Date, either party gives the other written notice of nonrenewal.

       3. Position and Duties. Executive will serve as the President and Chief Executive Officer of the
Company. Executive has been elected or appointed a member of the Company’s Board of Directors ("Board") as of the
Effective Time, and from and after the Effective Time until the expiration of the Term, the Company shall nominate the
Executive for appointment or election as a member of the Board and shall use commercially reasonable efforts to cause the Executive to be appointed or elected a member of the Board. Executive will report directly to the Board. Except as otherwise specifically provided herein, the duties which may be assigned to Executive will be the usual and customary duties of the offices of president and chief executive officer and will be consistent with the provisions of the Company’s
Articles or Certificate of Incorporation, By-laws and applicable law. Executive will devote all of his business time and attention to the performance of his obligations, duties and responsibilities under this Agreement. Executive may engage in personal, charitable, and passive investment activities to the extent such activities do not conflict or interfere with his obligations to, or his ability to perform the duties and responsibilities of his employment by, the Company hereunder, as determined by the Board in its discretion.

       4. Annual Compensation.

       (a) Base Salary. The Company will pay salary to Executive at an annual rate of $180,000, in accordance with its regular payroll practices. The Board will review Executive’s salary at least annually. The Board, acting in its discretion, may increase (but may not decrease) the annual rate of Executive’s salary in effect at any time.

       (b) Bonus. For each fiscal year of the Company during the Term, Executive will have an opportunity to earn a performance bonus ranging from $0 to $600,000, determined in the sole discretion of the Board based upon such criteria as it deems appropriate. Upon execution of this Agreement, Executive shall be granted the option to purchase
10,000,000 shares of the Common Stock of the Company, at a price per share determined by computing the average of the closing price of the Company’s stock on each trading day during the month of November 2007. In addition, on each successive anniversary of the effective date of this Agreement and for such period of time as this Agreement shall remain in effect, Executive shall be granted additional options as the Board may determine at a price to be determined by the Board but in no event greater than 150% of the closing price of the Company’s Common Stock on such anniversary date. Should Employer approve or enact an employee stock option plan or incentive bonus plan, any bonus granted pursuant to the provisions of this Agreement shall be governed by the terms of such employee stock option plan or incentive bonus plan. It is anticipated that by or as soon as practicable after the beginning of each year, the
Board will communicate performance criteria that it may take into account, in whole or in part, for determining bonuses for that year. Annual incentive compensation, if any, will be determined by the Board, in its sole discretion, and paid as soon as practicable after the end of the year.

       5. Employee Benefit Programs and Perquisites.

       (a) General. Executive will be entitled to participate in such qualified and nonqualified employee pension plans, group health, long term disability and group life insurance plans, and any other welfare and fringe benefit plans, arrangements, programs and perquisites sponsored or maintained by the Company from time to time for the benefit of its employees generally or its senior executives generally.

       (b) Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company will promptly reimburse him for all expenses that are so incurred upon presentation of appropriate vouchers or receipts, subject to the Company’s expense reimbursement policies applicable to senior executive officers generally.

       (c) Automobile-Related Expenses. During the term of this Agreement, the Company will provide
Executive with the use of an automobile of Executive’s choice. The Company will cover the reasonable "drive-off"
costs, monthly lease payments of up to $1,000 per month, registration fees, fuel, maintenance and insurance costs of such automobile. Executive will have the option to purchase the automobile at the end of the lease term per the purchase provision within the lease contract.

       (d) Location of Employment. Executive’s place of employment during the Term will be at the principal office of the Company, which is presently in the San Antonio, Texas area, subject to the need for business travel in connection with Company business.

       6. Termination of Employment.

       (a) Death. If Executive’s employment with the Company terminates before the end of the then current
Term by reason of his death, then (1) as soon as practicable thereafter, the Company will pay to his estate an amount equal to his "Accrued Compensation" (defined below) through the date of death, and (2) the Company will pay or reimburse Executive’s spouse and covered dependents for the cost of the first six months of continuing group health plan coverage which they receive pursuant to COBRA. For the purposes of this Agreement, the term "Accrued
Compensation" means, as of any date, the amount of any unpaid salary earned by Executive through that date, plus any additional amounts and/or benefits payable to or in respect of Executive under and in accordance with the provisions of any employee plan, program or arrangement under which Executive is covered.

       (b) Disability. Company agrees to assist Executive in meeting the contingency of disability. The
Company deems it to be in its best interest to establish a sick pay or disability plan to provide Executive’s salary continuation or sick pay benefits in the event of absence from work due to accident, injury, or sickness by way of paying the premium of an insurance policy, which will pay Executive no less than Executive’s then-base salary per month for the duration of the remaining portion of the Term of this Agreement. If the Company terminates Executive’s employment by reason of Executive’s "Disability" (defined below), then (1) as soon as practicable thereafter, Executive will be entitled to receive his Accrued Compensation through the date his employment terminates, and (2) the
Company will pay or reimburse Executive for the cost of the first twelve months of continuing group health plan coverage which he and his covered dependents receive pursuant to COBRA. For purposes of this Agreement, the term
"Disability" means the inability of Executive to substantially perform the customary duties and responsibilities of his employment by the Company for a period of at least 120 consecutive days by reason of a physical or mental illness or incapacity which is expected to result in death or last indefinitely.

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       (c) Termination by the Company for Cause or Voluntary Termination by Executive. If the Company
terminates Executive’s employment for "Cause" (defined below) or if Executive terminates his employment voluntarily for any reason before the end of the then-current Term, Executive will be entitled to receive his Accrued Compensation through the date his employment terminates in addition to his pro rata bonus. For purposes of this Agreement, the
Company may terminate Executive’s employment for "Cause" if: (1) Executive is engaged in misconduct which is materially injurious to the Company or its affiliates; (2) perpetration by Executive of an intentional and knowing fraud against or affecting the Company or any customer, client, agent or employee of the Company or any of its affiliates; or
(3) Executive’s commission of a felony or a crime involving fraud, dishonesty or moral turpitude. In order for
Executive to terminate his employment voluntarily Executive must provide sixty (60) calendar days written notice to the Company of such termination pursuant to Section 18 hereof.

       (d) Termination by the Company Without Cause. If Executive’s employment is terminated by the
Company without "Cause" then Executive will be entitled to receive (1) Accrued Compensation through the termination date; (2) a single sum payment equal to one million dollars ($1,000,000); and (3) reimbursement for the cost of up to the first twelve months of continuing group health plan coverage which Executive and his covered dependents receive pursuant to COBRA.

       7. Restrictive Covenants.

       (a) Nondisclosure of Confidential Information. Executive acknowledges that, during the course of his employment hereunder, he will have access to confidential and proprietary information, documents and other materials relating to the Company and its affiliates which are not generally known to persons outside the Company or its affiliates (whether conceived or developed by Executive or others) and confidential information, documents and other materials entrusted to the Company or its affiliates by third parties, including, without limitation, financial information, trade secrets, techniques, know-how, marketing and other business plans, data, strategies and forecasts, and the substance of arrangements and agreements with customers, suppliers and others(collectively, "Confidential
Information"). Any Confidential Information conceived or developed by Executive during the period of his employment will be the exclusive property of the Company. Except as specifically authorized by the Company,
Executive will not (during or after his employment hereunder) disclose Confidential Information to any third person, firm or entity or use Confidential Information for his own purposes or for the benefit of any third person, firm or entity other than (1) as may be legally required in response to any summons, order or subpoena issued by a court or governmental agency, or (2) Confidential Information which is or becomes available to the general public through no act or failure to act by Executive.

       (b) Non-Competition. During Executive’s employment by the Company hereunder and during a period of three (3) years following the date of termination of his employment with the Company without regard to the reason for such termination, the Executive will not, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any other "person" (which, for purposes of this subsection, shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof), compete in any state or territory of the
United States or any geographic area outside of the United States with the Company in any business involving products similar in nature to those designed, manufactured or sold by the Company.

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       (c) Non-Solicitation. During Executive’s employment by the Company hereunder and during a period of two (2) years following the date of termination of his employment with the Company, Executive will not, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any other "person" (which, for purposes of this subsection, shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof), (1) hire or attempt to hire any employee of the Company or any affiliate of the Company or any person who was an employee of the Company or any affiliate of the Company at any time during the twelve months immediately prior to the termination of Executive’s employment with the Company, assist in such hiring by any other person, encourage any such employee to terminate his relationship with the Company or any affiliate of the Company; (2)
directly or indirectly, request or cause customers, suppliers or other parties with whom the Company or any of its affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its affiliates; and (3) solicit from a customer of the Company or its affiliates any business which is competing with or related to the business of the Company or its affiliates, or with the products or services of the Company or its affiliates.

       (d) No Other Remuneration; No Disparagement. Executive covenants and agrees that during his employment by the Company he will not directly or indirectly receive any remuneration from the Company or anyone connected with the Company except as provided pursuant to the terms of this Agreement or otherwise approved by the
Board of Directors in writing. Executive further covenants and agrees that at no time during or after his employment by the Company will the Executive disparage the Company or any of its Affiliates, shareholders, directors, officers, employees, or agents.

       (e) Reasonableness of Restrictive Covenants. Executive acknowledges that the covenants contained in the preceding subsections of this Section 8 are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company’s legitimate interests in its Confidential Information and in its relationships with its employees, customers and suppliers. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, the Company would not have entered into this Agreement.

       8. Company Property. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items related to the Company’s business that Executive shall prepare or receive from the Company shall remain the Company’s sole and exclusive property. Executive will not copy or cause to be copied, print out, or cause to be printed out any software, documents or other materials originating with or belonging to the
Company other than in connection with performing his duties. Upon termination of his employment with the Company,
Executive shall promptly return to the Company all property of the Company in his possession or control and will not retain in his possession or control any software, documents or other materials originating with or belonging to the
Company.

       9. Intellectual Property. The Company has hired Executive to work full time so anything Executive produces during the period of his employment with the Company and applicable to the business of the Company is the property of the Company. Any writing, invention, design, system, process, development or discovery conceived, developed, created or made by Executive, alone or with others, during the period of his employment with the Company and applicable to the business of the Company, whether or not patentable, registerable or copyrightable, shall become the sole and exclusive property of the Company. Executive shall disclose the same promptly and completely to the
Company, and shall, during the period of his employment with the Company, and any time and from time to time thereafter, (1) execute all documents reasonably requested by the Company for the purpose of vesting in the Company the entire right, title and interest in and to the same, (2) execute all documents reasonably requested by the Company for filing such applications for and procuring all patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (3) give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding, in order to obtain, maintain, and protect the Company’s right therein and thereto. If such assistance is requested after Executive’s employment has terminated, the Company shall pay Executive reasonable compensation in respect of, and reimburse Executive for
Executive’s reasonable expenses incurred in connection with, rendering such assistance and performing such acts.
Executive shall not have or claim any right, title or interest in any trade name, trademark, copyright or other similar rights belonging to or used by the Company.

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       10. Litigation Assistance. Executive will cooperate with the Company, during the term of his employment and thereafter by making himself reasonably available to testify on behalf of the Company or any subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to reasonably assist the Company or any such subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any such subsidiary or affiliate, as reasonably requested; provided, however, that the same does not materially interfere with his then current professional activities. The Company will reimburse Executive for all expenses reasonably incurred by him in connection with his provision of testimony or assistance.

       11. Severability and Enforcement.

       (a) If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this
Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

       (b) Without limiting the generality of Section 12(a), to the extent that any court shall hold that any of the covenants set forth in Section 8 are unenforceable because they are unreasonable as to scope and/or duration, then the parties intend that such covenant(s) be reduced in scope and/or duration to the extent required to be held enforceable.

       (c) Executive confirms and agrees that only a monetary remedy for a breach of any of the covenants set forth in Section 8 would be inadequate, and may be impracticable and difficult to prove, and further agrees that any such breach would cause the Company irrevocable harm and damage. Accordingly, Executive hereby specifically agrees that Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages as a result of any material breach of Section 8 by Executive.

       12. Resolution of Disputes.

       (a) Agreement to Arbitrate; Injunctive Relief. THE PARTIES HERETO AGREE THAT ANY
CLAIM, DEMAND, DISPUTE, ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THE
TERMS OF THIS EMPLOYMENT AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR
OTHERWISE (COLLECTIVELY, THE "PARTIES’ DISPUTES"), SHALL BE DECIDED, UNLESS OTHERWISE
SPECIFICALLY INDICATED HEREIN, BY ARBITRATION PURSUANT TO THE NATIONAL RULES FOR THE
RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA
RULES") AS MODIFIED HEREBY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN
ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT INCLUDING THIS SECTION WITH THE
AMERICAN ARBITRATION ASSOCIATION (THE "AAA") AS WRITTEN EVIDENCE OF THE AGREEMENT
OF THE PARTIES TO SO ARBITRATE. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE HAD
THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY
UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND
KNOWINGLY AGREE TO THE TERMS OF THIS SECTION AND AGREE TO ARBITRATE ALL PARTIES’
DISPUTES.

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       (b) Any arbitration pursuant to this Agreement shall take place in Cleveland, Ohio, before a panel of three commercially experienced arbitrators appointed in accordance with the AAA Rules or, if the parties to the arbitration agree, a single retired judge. Notice of any demand for arbitration shall be provided in writing to the other party and to the AAA (the "Arbitration Notice"). For the purposes of this Agreement, an arbitration shall be deemed to have been commenced at such time as the Arbitration Notice has been delivered to all the other parties pursuant to the provisions hereof. The parties shall be entitled to discovery in conjunction with such arbitration (with the scope of discovery to be co-extensive with discovery rights applicable to an arbitration pursuant to Ohio Law. Any award rendered by the arbitrators (or, if applicable, retired judge) shall be final and may be enforced in any Court as necessary. Each party shall pay half of the fees and expenses of the arbitrators.

       (c) Notwithstanding any other provision of this Section or any other provision of this Agreement, any party hereto may bring an action for injunctive or other extraordinary relief pursuant to Ohio Law based upon a breach by another party hereto of this Agreement.

       13. Indemnification. To the extent permitted by its Certificate of Incorporation and By-laws and subject to applicable law, the Company will indemnify, defend and hold Executive harmless from and against any claim, liability or expense (including reasonable attorneys’ fees) made against or incurred by Executive as a result of his employment with the Company or any subsidiary or other affiliate of the Company, including service as an officer or director of the Company or any subsidiary or other affiliate of the Company.

       14. Assignment; Binding Nature. The services and duties to be performed by Executive hereunder are personal and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and Executive and his heirs and representatives.

15. No Impediment to Agreement. Executive covenants that except as otherwise disclosed herein, he is not, as of the date hereof, and will not be, during the period of his employment hereunder, employed under contract, oral or written, by any other person, firm or entity, and is not and will not be bound by the provisions of any other restrictive covenant or confidentiality agreement, and is not aware of any other circumstance or condition (legal, health or otherwise) which would constitute an impediment to, or restriction upon, his ability to enter into this Agreement and to perform the duties and responsibilities of his employment hereunder.

       16. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may
be.

       17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

       18. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of Ohio and the parties agree that any legal action or arbitration relative hereto shall be commenced in
Cuyahoga County, Ohio.

       19. Notices. Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or express mail to the recipient at his or its last known address.

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       20. Withholding. Employer may deduct and withhold from the payments to be made to Employee hereunder any amounts required to be deducted and withheld by Employer under the provisions of any statute, law, regulation or ordinance now or hereafter enacted.

       21. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

CONTINENTAL FUELS, INC.
Employer

_____________________________________
By: Kamal Abdallah, Chairman

_____________________________________
Timothy Brink, Executive

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